MEMORANDUM
	TO:	Marc C. Brunner, SEI Investments Mutual
Funds Services
	FROM:	Jonathan Kopcsik
	DATE:	November 22, 2002
	RE:	Revisions to Form N-SARS


Pursuant to your request, we have reviewed the
annual reports on Form N-SAR for each of Excelsior
Tax-Exempt Funds, Inc., Excelsior Funds Trust and
Excelsior Funds, Inc.  Set forth below are our
comments:
	I.	The following revisions should be made
to the Excelsior Funds, Inc. Form N-SAR:

Sub-Item 77I: Terms of new or amended securities.
(b) The Company issued shares of common stock classified as Class N Common Stock representing interests in Institutional Shares of the Value and Restructuring Fund.
The information required by Sub-Item 77I(b) with respect to the Institutional Shares of the Value and Restructuring Fund is incorporated herein by reference to Excelsior Funds, Inc.'s Post-Effective
Amendment No. 46 relating to the Institutional
Shares of the Value and Restructuring Fund, as filed with the Securities and Exchange Commission on September 30, 2002 pursuant to Rule 485(b) under the
Securities Act of 1933.

(..continued)



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